Exhibit No. 6
Form 10-SB
Cluster Technology Corp.


                            AGREEMENT

     THIS AGREEMENT made effective the 11th day of November, 1998, by and between CLUSTER TECHNOLOGY CORP., a Delaware corporation (hereinafter referred to as the "Company"), and JOHN
FRANKUM (hereinafter referred to as "Frankum").

     WITNESSETH:

     WHEREAS, the Company and Frankum are the parties to an Employment Agreement consisting of that certain Employment Agreement dated effective December 1, 1996, and that certain Addendum to Employment Agreement dated effective July 1, 1997, pursuant to which the Company employed Frankum pursuant to the terms, provisions and conditions set forth therein, and

     WHEREAS, pursuant to said Employment Agreement, Frankum has served, and continues to serve, as a member of the Board of Directors and as President of the Company, and

     WHEREAS, the term of Frankum's employment by the Company pursuant to said Employment Agreement began on December 1, 1996, and continues through December 31, 2001, and

     WHEREAS, said Employment Agreement specifies and sets forth the salary to be paid to Frankum during the term of his employment, including $317,400 for the one-year period ending December 31, 1998; $365,010 for the one-year period ending December 31, 1999; $419,761.50 for the one-year period ending December 31, 2000; and $500,000 for the one-year period ending December 31, 2001, and

     WHEREAS, said Employment Agreement specifies and sets forth bonus compensation to be paid by the Company to Frankum during the term of his employment, and

     WHEREAS, said Employment Agreement specifies and sets forth certain expenses to be paid by the Company for the benefit of Frankum and/or to be reimbursed to Frankum by the Company, and further set forth benefits to be provided to Frankum by the Company and/or to which Frankum may be entitled, and

     WHEREAS, the sum of $512,000.00 is due and owing to Frankum by the Company as, and for accrued and unpaid salary, and

     WHEREAS, Frankum has over the years loaned substantial sums of money to the Company, by way of direct loans, deferred compensation, and other credit facilities, which have

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been
evidenced from time to time by certain promissory notes payable to Frankum by the Company upon demand, and

     WHEREAS, Frankum has caused a line of credit for the Company at the Barnett Bank, with a limit of $50,000.00, and has personally guaranteed payment of the same, and

     WHEREAS, during the term of his employment, Frankum has taken actions with regard to the operation of the Company and its business, and the business of the Company's subsidiaries, and has taken other actions on behalf of the Company and/or the Company's subsidiaries, with the approval and at the direction of the Company, and

     WHEREAS, the Company has granted to Frankum certain options to purchase shares of the Company's stock, and

     WHEREAS, said Employment Agreement specifies and sets forth provisions restricting Frankum's ability to compete with the Company and/or to disclose certain information with regard to the Company, and

     WHEREAS, said Employment Agreement provides that the Company shall indemnify and hold Frankum harmless from and against liability for acts or decisions made by Frankum while providing services for the Company, and

     WHEREAS, said Employment Agreement provides that should said Employment Agreement be terminated by the Company for any reason other than cause, as cause is defined therein, that the Company shall pay to Frankum a single sum payment of an amount equal to two (2) years salary plus the sum of the four (4) bonus payments made or due Frankum immediately preceding the date of termination, and

     WHEREAS, the Board of Directors consists of three (3) members, to-wit: David Williams, Carlos Becerra and John Frankum, and

     WHEREAS, David Williams and Carlos Becerra, as members of the Board of Directors, have indicated their desire to terminate said Employment Agreement without cause, and

     WHEREAS, Frankum is a shareholder of the Company, currently holding and owning 1,150,00 shares, and

     WHEREAS, the Company and Frankum each desire to act in the best interests of the Company, and, consequently have reached certain agreements with regard to said Employment Agreement and other issues between Frankum and the Company, and

     WHEREAS, the Company and Frankum are desirous of setting forth said agreements in writing hereinbelow, it is, therefore,

     IN CONSIDERATION of the covenants set forth below, and other valuable consideration acknowledged,

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     MUTUALLY AGREED as follows:

     1. Recitals. The recitals set forth above are true and correct as applicable to the parties, and are incorporated into this Agreement as a material part hereof.

     2. Termination of Employment Agreement. Subject to the terms, provisions, conditions, obligations and rights contained in this Agreement, the Employment Agreement described in the above recitals shall be terminated immediately upon execution of this Agreement by all parties hereto, except as certain provisions thereof may be referenced and incorporated into this Agreement as a material part hereof, and the parties shall hereafter be governed by the terms, provisions, conditions, obligations and rights set forth herein. Notwithstanding the mutual agreement of the parties hereto to so terminate said Employment Agreement, the parties acknowledge and agree that no cause exists for said termination, as cause is defined in said Employment Agreement, or for any other cause.

     3. Corporate Resignations. Upon the execution of this Agreement by all parties, Frankum shall execute and deliver to the Company his resignation as a member of the Board of Directors and as President of the Company. Said resignation shall be of a form as attached hereto as Exhibit "A".

     4.   Severance Compensation. The Company shall pay to
Frankum severance compensation as follows:

     a. The Company shall pay to Frankum the sum of Two Hundred Thousand Dollars ($200,000.00), which said sum represents an amount of salary compensation. The entire sum is owed to Frankum by the Company upon the execution of this Agreement by the parties, and shall become subject of a Promissory Note which shall be executed and delivered to Frankum by the Company in a principal amount equal to said $200,000.00 plus the amount of Loans and/or accrued salary to be paid to Frankum pursuant to Paragraph 5, below (hereinafter the "Note"). The Note shall provide for interest at the rate of ten percent (10%) per annum, and shall provide for twelve consecutive monthly payments of principal and interest in the amount of Forty Thousand Dollars ($40,000.00) each, beginning the I 11th day of December, 1998, and continuing on the 11th day of each subsequent consecutive month thereafter until the 11th day of November, 1999; thereafter, one-sixth of the remaining unpaid principal shall be paid on the 11th day of each consecutive month, beginning December 11, 1999, plus all accrued interest due based upon the entire remaining unpaid principal at the time of each said payment, all payments being first applied to interest and then to principal. Said payments shall be the full gross amounts set forth above, and there shall be no deductions therefrom, whether for payroll taxes, payroll related deductions, or otherwise. Upon failure by the Company to make any such payment when due, or upon any other default by the Company of any of its obligations pursuant to this Agreement, Frankum, at his option, may declare all remaining payments to be due and payable in full. Any waiver by Frankum of any late payment or other default shall not constitute a waiver or release by Frankum of any

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     subsequent
     failure to make such a payment or other default by the Company. A copy of said Note is attached hereto as Exhibit
     "B".

     b. In addition to payment to Frankum of other amount set forth in this Agreement, the Company shall also pay to Frankum the sum of $26,400.00, which represents an amount equal to the sum of the last four (4) bonuses paid to Frankum immediately preceding the date of this Agreement. The entire sum is owed to Frankum by the Company upon the execution of this Agreement by the parties, and shall be paid in full within fourteen (14) days of the effective date of this Agreement. Frankum, may declare the entire amount remaining unpaid to be due and payable in full upon any default by the Company pursuant to this Agreement. No waiver, forgiveness or release of any failure to make a timely payment by the Company, or any other default, shall constitute a waiver, forgiveness or release of any subsequent failure to pay, or other default, by the Company.

     5. Payment of Loans and/or Accrued Salary. The parties agree that over the past three years Frankum, has made substantial loans to the Company and has deferred payment of salary, the total of which is the amount of $512,000.00. The parties agree that the Company, as Maker, shall execute and deliver the Note described in Paragraph 4(a) of this Agreement, above, the principal amount of which includes the amounts due pursuant to this Paragraph 5, and the amounts due pursuant to said Paragraph 4(a), in favor of Frankum, as Payee, which said note shall supercede and replace any and all existing promissory notes executed by the Company in favor of Frankum. The terms of said Note shall be as set forth in the Note attached hereto as Exhibit "B", and as described in Paragraph 4(a), above.

     6. Payment of Credit Line. Frankum has caused a line of credit to be established for the benefit of the Company at Barnett Bank. The limit of said line of credit is $50,000.00, and Frankum has personally guaranteed payment of the same. The Company shall, within fourteen (14) days of the effective date of this. Agreement, pay any and all amounts due under said line of credit, and shall close said account, thereby releasing Frankum as a guarantor.

     7. Payment of Credit Card Expenses. The parties agree that Frankum has permitted the company to utilize his credit cards for travel expenses and other business expenses; specifically, the American Express Corporate (Greystone International, Inc.) Card No. 3783 400623 31008, and the American Express Platinum Card No. 3713 877219 41005. The Company shall immediately cease all use of said credit cards as of the effective date of this Agreement, and shall immediately pay when due all charges against said cards incurred for the benefit of the Company.

     8. Removal From Personal Obligations. Within fourteen (14) days of the effective date of this Agreement, the Company shall cause Frankum to be removed and released from any and all debts or obligations for which he has personally guaranteed performance or payment by the Company, including, but not limited to, equipment leases, real property leases, vehicle leases, purchase contracts, loans, notes, contracts of any nature, office furniture and/or equipment leases or contracts, and any and all other obligations of the Company for which Frankum has any personal liability or potential liability.

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     9.   Stock Options. Frankum is hereby granted options to
purchase shares of the Company's Stock as follows:

     a. Frankum has previously been granted an option to purchase 250,000 shares of the common stock of the Company at an exercise purchase price of $2.38 per share. Said option shall remain valid, and the date by which Frankum must exercise said option is hereby extended to two years from the effective date of this Agreement.

     b. Additionally, as long as there is any outstanding obligation to Frankum by the Company pursuant to this Agreement, whether payments of amounts due or otherwise, Frankum shall be granted an option to purchase 125,000 shares of the Company's common stock at an exercise purchase price of $2.38 per share should any obligation of the Company to Frankum be outstanding at the conclusion of the first year from the effective date of this Agreement. Said option shall be exercisable within two (2) years of the date said option is so granted.

     10. Stock Share Dilution. As long as there is any outstanding obligation to Frankum by the Company pursuant to this Agreement, no officer or Director of the Company may hold or own, or be the beneficial owner, any shares of the Company's stock, including the acquisition of any such shares by the exercise of any stock options or warrants (other than, pursuant to an option based upon a performance package for the President), except as the same may be held and owned by any such officer or Director as of the effective date of this Agreement, or except as the same may be purchased at full market value. Additionally, prior to any stock offering, public, private or otherwise, or prior to any financing arrangement or credit facility which includes stock options or conversion provisions which may result in a dilution of the Company's stock, each shareholder shall be offered the option to purchase shares or provide said financing in a percentage equal to the percentage of ownership by any such shareholder of the Company's stock at the time of said offer, or in a greater percentage should other shareholders decline to so purchase shares or otherwise provide such financing.

     11. Covenant Not to Compete. During the period of this Agreement, and for a period of one (1) year following the termination of this Agreement, except in the event of breach of this Agreement by the Company, Frankum agrees that he will not directly or indirectly engage in, assist, perform services for, establish or open, or have any equity interest (other than ownership of 10% or less of the outstanding stock of any corporation listed on the New York or American Exchange, or included in the National Association of Securities Dealers automated quotation system), in any person, firm, corporation, or business entity (whether as an employee, officer, director, agent, security holder, creditor, consultant, or otherwise), that engages in any business in which the Company or any of its subsidiaries is engaged, within any territory or area in which the Company or any of its subsidiaries is at present conducting business, or in any territories in which Frankum knows at the time of this Agreement that the Company or any of its subsidiaries currently intend to establish a business by expansion of their activities, unless such activity by Frankum also serves to benefit the Company or is pursuant to a distribution an/or licensing agreement with the Company. The parties intend that the covenant contained in this Paragraph shall be construed as a series of separate covenants, one for each market area in which the

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Company or any of its subsidiaries
provides goods and/or services. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained above. If in any judicial proceeding, a court shall refuse to enforce any of the separate covenants described above, than the unenforceable covenants shall be deemed eliminated from these provisions to the extent necessary to permit the remaining covenants (meaning the remaining market areas) to be enforced. This covenant shall survive the termination of this Agreement.

     12. Non-Disclosure of Information. In further consideration of this Agreement, Frankum agrees that he will not, either during the term of this Agreement or thereafter:

     a. use for his own benefit or give to any person not authorized by the Company to receive or use the same, except for the sole benefit of the Company, any of the Company's proprietary data, information, marketing or installation plans, procedures, results, methods, ideas, processes or research and development, or

     b. use for his own benefit or give to any person not authorized to receive it, any plans or specifications, customer lists, data, study, table, report, written technical information, or the like, owned by the Company, or any copy thereof, or

     c. Use for his own benefit or give to any persons not authorized by the Company to receive it, any information that is generally not known to anyone other than the
     Company, or that is designated by the Company as "Limited", "Private", or
     "Confidential", or is similarly designated.

     13. Indemnification and Hold Harmless. The Company shall indemnify and hold
Frankum harmless from and against any liability, claim, action, proceeding, enforcement action, causes of action, suits, damages, executions, securities claims or actions or enforcement (both public and private) and demands of any nature whatsoever, whether pending, accrued, known or unknown at the time of this Agreement , whether the same are made by a person, business entity or other entity, a governmental agency or entity, or a quasi-governmental agency or entity, resulting from any action, lack of action, decision, negligence or alleged negligence, or act of any nature whatsoever, done while he served as president and/or Director of the Company, or resulting from or drawing out of his service as president and/or Director of the Company, or as a result of any personal guaranty. Said indemnification and hold harmless shall, include a vigorous defense by the Company at the Company's expense, and, further, the Company shall pay all expenses incurred or to be incurred by Frankum as a result of any matter against which he is to be indemnified and held harmless, including, but not limited to, attorney's fees paid to an attorney of Frankum's choosing, related legal expenses, investigative expenses, discovery costs, and related office expenses.

     14. Security. All of the Company's obligations under this Agreement and the Promissory Note shall be secured by an appropriate -security interest executed by the Company and each of its subsidiaries, granting to Frankum a security interest in any and all proprietary interest, contracts, licenses and/or rights in and to the Shealy Pain Program, the Shealy DRS System, the Shealy PCU Unit, or and additions, replacements, accessions, improvements,

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extension, or substitutions thereto, including,
without limitation, intellectual property related to the same, copyright, trademarks, patents, technology, working drawings and specifications, test reports, research, advertising materials, franchise rights, and all related assets, whether now existing, later developed or later acquired. The Company shall execute, and cause all of its subsidiaries to executed, and deliver to Frankum any documents or instruments necessary to enable Frankum to perfect and otherwise establish and protect the security interest granted herein, including, but not limited to documents for filing with the United States Trademark and Patent Office, UCC-1 Financing Forms, and the Security Agreement attached to this Agreement as Exhibit "C". Should the Company, or any of its subsidiaries, fail or refuse to execute any such document, the Company hereby irrevocably grants Frankum its power of attorney to execute any such document on behalf of the Company, and to bind the Company, and/or its subsidiaries, as fully thereby as if the Company had so executed any such document.

     15. Sale of Assets, Merger or Reorganization by Company. The Company and Frankum agree that the security interest granted herein in the concepts and/or products is a major consideration received by Frankum for entry by Frankum into this Agreement, consequently, the Company shall not sell, transfer, assign or otherwise dispose of its ownership and proprietary interests in the concepts and/or products, all as described above, including merger and/or reorganization, without disclosing the existence, terms and provisions of this Agreement to any such proposed transferee, and requiring that the continuation of this Agreement, by way of assignment to and acceptance by any such transferee, pursuant to all its terms, be a condition of any such assignment, sale or other transfer, and, further, that this said requirement be binding upon any such transferee and any and all subsequent transferee, surviving corporation or entity, or successor entity, and/or successors in interest.

     16. Waivers and Releases. Except for the obligations and covenants created by this Agreement, each party hereby releases and discharges the other of and from all manner of action and actions, causes of action, suits, debts, sums of money, accounts, damages, judgments, executions, claims and demands whatsoever, in law or in equity, which each party may have ever had, or may have against the other, upon or for any reason whatsoever, whether pending, accrued, known or unknown, from the beginning of time trough the effective date of this Agreement.

     17. Corporate Resolution. The Directors of the Company, as a precondition to the execution of this Agreement by Frankum, shall deliver to Frankum a true copy of a corporate resolution of the Directors approving the entry of the Company into this Agreement, and authorizing Carlos Becerra and David Williams, as Directors, to execute this Agreement and all related documents on behalf of the Company, and to bind the Company thereby.

     18. Stock Offerings. Beginning April 1, 1999, as long as Frankum is owed any amounts pursuant to this Agreement, in the event the Company should make any stock offerings, whether public, private or otherwise, ten percent (10%) of all monies raised pursuant to any such stock offering shall be paid to Frankum to retire indebtedness owed to him pursuant to this Agreement.

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     19.  Governing Law and Venue. This Agreement shall be
governed and interpreted pursuant to the Laws of Florida. The venue for any proceeding pursuant this Agreement shall be in Seminole County, Florida.

     20. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter herein, superceding all prior agreements, oral, written or otherwise, with regard to said subject matter.

     21. Amendments. This Agreement may not be modified or amended except by a written instrument or document executed by all parties.

     22. Attorneys Fees and Costs. In the event of any action or proceeding to enforce this Agreement, or in the event of breach thereof, the prevailing party in any such action shall recover reasonable attorneys fee and cost incurred as a result of any such action or proceeding, including appeals, from the non-prevailing party.

     23. Facsimile and/or Counterpart Execution. The parties agree that this Agreement may be executed in multiple counterparts, and such counterparts when executed by all parties shall be considered to constitute a valid binding agreement. The parties further agree that this Agreement, or any such counterparts, may be executed by an original signature of a party, or by a facsimile (telefax) signature, which shall be considered to be an original signature, and shall be valid and binding.

     24. Default. Upon default by the Company of any obligation under this Agreement, the Security Agreement, and/or the Promissory Note, Frankum may declare all sums due to him pursuant to this Agreement to be due and payable in full immediately.

     IN WITNESS WHEREOF, The parties have executed this Agreement below, effective the date and year first set forth above.

WITNESSES:

/s/ As to Frankum                  /s/ John Frankum

                              Cluster Technology Corp. and its
                              subsidiaries, Universal Pain
                              Technology, Inc., Universal Pain
                              Clinics, Inc., and Professional
                              Distribution Systems, Inc.

/s/ As to the Company                   /s/ Carlos Becerra,
Director

                                       /s/ David Williams, Director

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                           RESIGNATION

     In accordance with that certain Agreement, dated effective November 11, 1998, by and between the undersigned and Cluster Technology Corp., pursuant to which an agreement was made to terminate without cause the Employment Agreement of the undersigned with Cluster Technology Corp., the undersigned hereby submits his resignation as President and as a member of the Board of Directors of Cluster Technology Corp., and also as any officer or Director of any and all subsidiaries of Cluster Technology Corp., all said resignations being effective November 11, 1998.

                                   /s/ John Frankum.




                          EXHIBIT NO. A


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                         PROMISSORY NOTE
$712,000.00                                            Orlando,
Florida
                                                  November 11,
                                                  1998

     FOR VALUE RECEIVED, the undersigned maker, CLUSTER TECHNOLOGY CORP., a Delaware corporation, 250 International Parkway, Suite 200, Heathrow, Florida 32746 ("Maker"), does hereby promise to pay to the order of JOHN FRANKUM ("Payee"), the principal sum of Seven Hundred and Twelve Thousand and No/100 Dollars ($712,000.00), together with simple interest thereon from date hereof at the rate of ten percent (10%) per annum, both principal and interest being payable in lawful money of the United States of America; said principal and interest to be payable as follows:

     Twelve consecutive monthly payments of principal and interest in the amount of Forty Thousand Dollars ($40,000.00) each, beginning on the 11th day of December, 199 8, and continuing on the 11th day of each subsequent consecutive month thereafter until November 11, 1999; thereafter, one-sixth of the remaining unpaid principal shall be paid on the 11th day of each subsequent consecutive month, beginning December 11, 1999, plus all accrued interest due based upon the entire remaining unpaid principal at the time of each such payment. All payments shall first be applied to interest and then to principal.

     Maker hereby waives demand, protest and notice of maturity, non-payment or protest and all requirements necessary to hold Maker liable as Maker hereof. Failure to make any payment of interest when due, or principal when due, shall constitute a default, and upon such default Payee may declare the entire unpaid principal and unpaid accrued interest due and payable immediately.

     Maker further agrees to pay all costs of collection, including reasonable attorney's fees, in the event the principal of this note, or any portion of the principal, or any interest thereon, is not paid when due. This note is pre-payable, in full or in part, without penalty. All payments due hereunder shall be payable at the address directed by Payee.

                                             MAKER:
                                   CLUSTER TECHNOLOGY CORP.
WITNESSES:

/s/                                /s/ Carlos Becerra, Director

/s/                                /s/ David William, Director


                         EXHIBIT NO. B

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                         SECURITY AGREEMENT

     CLUSTER TECHNOLOGY CORP., a Delaware corporation, and its wholly owned subsidiaries, UNIVERSAL PAIN TECHNOLOGY, Inc., a Florida corporation; UNIVERSAL PAIN CLINICS, INC., a Florida corporation; and PROFESSIONAL DISTRIBUTION SYSTEMS, INC., jointly and severally, whose addresses are 250 International Parkway, Suite 200, Heathrow, Florida 32746, referred to herein jointly and severally as the "Debtor" and JOHN FRANKUM whose address is 1287 Glencrest Drive, Heathrow, Florida 32746, referred to herein as the "Secured Party", do hereby agree effective the 111 day of November, 1998, as follows:

     1. Security Interest. Debtor, and each of them, hereby grants to Secured Party a continuing and unconditional security interest (the "Security Interest") in the following (all of which is collectively referred herein as the "Collateral"):

     Any and all proprietary interest, contracts creating proprietary interests, licenses and/or rights in and to the Shealy Pain Program, the Shealy DRS System, the Shealy PCU Unit, or any additions, replacements, accessions, improvements, extensions, or substitutions thereto, including, without limitation, intellectual property related to the same, copyrights, trademarks, patents, technology, working drawings and specifications, test reports, research, advertising materials, franchise rights, and all related assets, whether now existing, later developed or later acquired.

     2. Indebtedness Secured. This Agreement and the Security Interest shall secure the performance of all obligations, of Debtor pursuant to that certain Agreement by and between the Debtor and Secured Party, dated effective November 11, 1998, and that certain promissory note of even date, in the principal amount of $712,000.00, executed by Debtor in favor of Secured Party.

     3. Warranties of Debtor. The Debtor and each of them, warrants, and so long as this Agreement remains in force, shall be deemed continuously to warrant as follows:

     (a) Debtor has no knowledge of any liens or encumbrances which could attach the collateral, except for the security interest created hereby;

     (b) Debtor has full power and authority to enter into this agreement and any person signing it on behalf of Debtor does so with Debtor's full authority;

     (c) Information which the Debtor has supplied or hereafter supplies to the Secured Party is true and correct.

     (d)  Cluster Technology Corp. is a lawfully established
Delaware corporation in good standing, and all of its wholly owned subsidiaries are corporations in good standing in State of their respective incorporation.

                         EXHIBIT NO.  C

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     4.   Covenants of Debtor. For so long as this Agreement is
in force, and the Debtor's obligations pursuant to the DML
Agreement remain in force, Debtor and each of them, does covenant with the Secured Party as follows:

     (a) Debtor will defend the Collateral against the claims of all other persons;

     (b) Debtor will keep the Collateral free from all other liens and encumbrances which are superior in priority to that of the Secured Party.

     (c) Debtor will not sell, transfer, lease or otherwise dispose of the Collateral or any interest therein, unless said sale, transfer, lease or other transfer is subject to the terms and provisions of this Security Agreement and the November 11, 1998, Agreement and Promissory Note.

     (d) Debtor will keep the Collateral in force and in good standing with all governing authorities;

     (e) Debtor will not use the Collateral in violation of any provision of this Agreement any insurance policy affecting the Collateral, or any applicable law or regulation;

     (f) Debtor will permit the Secured Party or its agents to inspect the Collateral and the premises in which it is used, at all reasonable times and in any reasonable manner;

     (g) Debtor will execute and deliver the Secured Party any financing statements or other documents reasonably requested by Secured Party if Debtor defaults on payments when due;

     (h) Debtor will pay all taxes, and other charges of every nature which may be levied or assessed against the Collateral, before any interest or penalties accrue;

     (i) Debtor will do all things necessary to keep the Collateral operational and to maintain this Security Agreement;

     (j) Debtor will maintain adequate broad-form casualty insurance on the insurable Collateral and shall deliver certified copies of required insurance policies to the Secured Party;

     (k) Debtor will pay its obligations to secured party promptly when due. Debtor will also repay to secured party immediately and without demand, all of the expenses incurred by secured party, including reasonable attorney's fees and legal expenses, which the secured party incurs under this agreement, together with interest at the highest legal rate from the date of expenditure, including all appellate proceedings.

     5. Default. Any of the following shall constitute an event of default ("Default").

     (a) the failure to perform any obligation of Debtor under the November 11, 1998, Agreement or the promissory note referenced above, or this Security Agreement;

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     (b)  the filing by or against the Debtor or any of them, of a petition in bankruptcy;

     (c) any attachment or levy against the Collateral or any other occurrence which inhibits the Secured Party's free access to the Collateral or jeopardizes the Secured Party's interest in the Collateral;

     6. Rights of Secured Party. The nature of the Collateral is such that delays in asserting the rights of the Secured Party in the event of Default may seriously impair the value of the Collateral. Therefore, to the maximum extent permitted by law, as may be liberally construed, Debtor does hereby grant to Secured Party the following rights:

     (a) Secured Party may file any financing statement or other document relating to the Collateral which the Secured Party deems appropriate, without Debtor's signature thereon;

     (b) Debtor hereby appoints the Secured Party as Debtor's attorney-in-fact to execute such documents and to perform all other acts which the Secured Party deems appropriate to perfect and to continue perfection of the Security Interest and to do any act which the Debtor is obligated to do under this agreement and to exercise rights under this agreement which the debtor is entitled to exercise;

     (c) Upon any Default the Secured Party may (but shall not be obligated to) perform any duty of Debtor hereunder, and Debtor shall immediately reimburse the Secured Party upon demand for any expenses incurred by the Secured Party thereby;

     (d) Secured Party may declare any part of the Indebtedness to be due immediately, without notice, upon the happening of any Default;

     (e) Upon the happening of any Default, the Secured Party's rights with respect to the Collateral shall be those of a Secured
Party under the Uniform Commercial Code and/or any other applicable law of the United States or the State of Florida; and,

     (f) The Secured Party may assign any or all of its rights or interests under the November 11, 1998, Agreement and promissory note referenced above, or this Security Agreement, with the approval of the Debtor, which shall not be unreasonably withheld.

     7. Notice. Any notice hereunder shall be sufficient if mailed by or certified mail (return receipt requested) or hand-delivered to Debtor or Creditor at either of the addresses set forth above.

     8. Costs. Debtor shall pay all costs and expenses incurred by Secured Party in enforcing this Agreement, including (but not limited to) reasonable attorney fees, whether suit is brought or not and whether incurred in connection with collection, trial, appeal or otherwise.

     9.   Repossession. Debtor hereby expressly grants to Secured
Party the right to physically repossess the Collateral, by any reasonable means.

     10. Waiver of Notice and Hearing. If any default by Debtor hereunder is not cured within Twenty-One (21) days after receipt of written notice thereof, Debtor hereby waives any other or further rights Debtor may have to notice and a hearing before possession of Collateral, or any part thereof, is sought by the Secured Party whether by self-help replevin, attachment, foreclosure, or otherwise.

     11.  Miscellaneous Provisions:

     (a) No delay or omission by the Secured Party in exercising any right hereunder shall operate as a waiver of that or any other right.

     (b) The terms "Secured Party" and "Debtor" as used in this Agreement shall include the heirs, personal representatives, and successors or assigns (if permitted) of those parties.

     (c) This Agreement may not be modified or amended except in writing signed by the Debtor and by the Secured Party.

     (d) This Agreement shall be construed under the laws of the State of Florida. Venue shall be in Seminole County, Florida.

     (e) This Security Agreement is a continuing Agreement which shall remain in force until all obligations of Debtors pursuant to the November 11, 1998, Agreement and the Promissory Note referenced above have been performed.

     (f) No party to this agreement shall be discharged by any extension of time, additional advances and notes, renewals and extensions of the taking of further security, releasing security, extinguishment of the security interest as to all or any party of the Collateral, or any other act except a release or discharge of the secured interest upon the full payment of the obligations secured by this agreement including charges, expenses, fees, costs and interest.

     (g) Any failure by the Secured Party to exercise any right set forth in this agreement shall not constitute a waiver thereof. Nothing in this agreement or in the obligations secured by it shall preclude any other remedy by action or otherwise for the enforcement of this agreement or the payment in fall of the obligations secured by it.

     DEBTORS:                                WITNESSES:
CLUSTER TECHNOLOGY CORP.
and its subsidiaries, Universal Pain Technology, Inc., Universal Pain Clinics, Inc., and
Professional Distribution Systems, Inc.

/s/ Carlos Becerra, Director                           /s/

/s/ David Williams, Director

     "SECURED PARTY":                        WITNESS:

/s/ John Frankum                                  /s/

            ADDENDUM TO AGREEMENT, SECURITY AGREEMENT
                       AND PROMISSORY NOTE

     THIS ADDENDUM to Agreement made by and between CLUSTER
TECHNOLOGY CORP., a Delaware corporation (hereinafter "Company"), and JOHN FRANKUM (hereinafter "Frankum").

     WITNESSETH:

     WHEREAS, the parties entered into that certain Agreement dated effective November 11, 1998, which provided, among other things, for the termination of Frankum's Employment Agreement with Cluster, the payment of certain sums of money to Frankum (or for Frankum's benefit) by Cluster, the execution of a Promissory Note by Cluster in favor of Frankum, the grant of a security interest in favor of Frankum in certain defined assets of Cluster, and other matters and obligations of the parties, and

     WHEREAS, said Security Agreement was executed by the parties to be effective November 11, 1998, and

     WHEREAS, said Promissory Note was executed bearing the effective date of November 11, 1998, and providing for certain monthly payment on the 11th day of each month, and

     WHEREAS, certain obligations of Cluster are to be performed with defined time periods from the effective date of said
Agreement, and

     WHEREAS, certain events have occurred which cause the parties to desire to amend the effective date of said Agreement, the Security Agreement and the Promissory Note, and

     WHEREAS, the parties have reached certain agreements with regard to the effective date of said Agreement, and are desirous of setting forth the same in writing below, it is, therefore,

     IN CONSIDERATION of the Agreement, the covenants set forth herein, and other valuable consideration acknowledged,

     MUTUALLY AGREED as follows:

     1. Recitals. The foregoing recitals are true and correct as applicable to the respective parties, and the same are incorporated herein as a material part hereof.

     2. Merger. This Addendum and said Agreement are hereby merged and shall be deemed to be one document; in the event of conflict between the provisions of said Agreement and those of this Addendum, this Addendum shall be controlling.

     3. Effective Date. The effective date of said Agreement shall for all purposes be considered to be November 17, 1998.

     4. Promissory Note. The effective date of said Promissory Note, executed as provided in said Agreement, shall be considered for all purposes to be November 17, 1998, and the payments due thereunder shall be on the 17th day each month described therein, rather than the 11th day of each month. The parties, at the parties' option, may execute a substitute note bearing dates as provided above, however, failure to do so shall not invalidate the existing Promissory Note, which shall remain in full force and effect until any such substitute note is executed.

     5.   Security Agreement. The effective date of said Security
Agreement, executed as provided in said Agreement, shall for all purposes be deemed to be November 17, 1998, rather than November
11, 1998.

     6. Agreement Effective. Except as modified by this Addendum, said Agreement, Promissory Note and Security Agreement shall remain in full force and effect in all respects, and the parties remain fully bound thereby.

     IN WITNESS WHEREOF, the parties have executed this Addendum effective the 24th day of November, 1998.

WITNESSES:

/s/                                /s/ John Frankum

                                   Cluster Technology Corp. and
                                   its subsidiaries, Universal
                                   Pain Technology, Inc.,
                                   Universal Pain Clinics, Inc.,
                                   and Professional Distribution
                                   Systems, Inc.

/s/                                /s/ Carlos Becerra, Director

/s/                                /s/ David Williams, Director